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                                                                      EXHIBIT 10


                            AMENDMENT OF SUB-SUBLEASE

         Amendment of Sub-Sublease ("Amendment") dated as of the 1st day of April, 2000, by and between RISK CAPITAL REINSURANCE COMPANY ("Sub-Sublandlord") having an office at 20 Horseneck Lane, Greenwich, Connecticut 06830 and MARSH & McLENNAN CAPITAL INC. (formerly known as Marsh & McClennan Risk Capital Corp.) ("Sub-Subtenant") having an office at 20 Horseneck Lane, Greenwich, Connecticut 06830.

                              W I T N E S S E T H :

         WHEREAS, by Sub-Sublease Agreement dated as of March 18, 1996 entered into between Sub-Sublandlord and Sub-Subtenant (the "Sub-Sublease"), Sub-Sublandlord sub-subleased to Sub-Subtenant approximately 11,514 square feet of rentable area on the first floor of the building (the "Building") located at and known as 20 Horseneck Lane, Greenwich, Connecticut. (The portion of the Building so sub-subleased to Sub-Subtenant is herein referred to as the "M&M Space").

         WHEREAS, Sub-Sublandlord and Sub-Subtenant agree that approximately 6,431 rentable square feet on the first floor of the Building (the "BOI Space"), occupied by Bank of Ireland Asset Management (US) Limited ("BOI") pursuant to a Sub-Sublease Agreement dated as of April 30, 1997 by and between Sub-Sublandlord and BOI ('the "BOI Sublease") will be vacated by BOI on or prior to March 31, 2000 pursuant to the Sub-Sublandlord Termination Agreement by and between BOI and Sub-Sublandlord dated as of November 8, 1999.

         WHEREAS, Section 14 of the Sub-Sublease provides that upon the termination of the BOI Sublease, the Sub-Subtenant's Pro Rata Share of BOI Space would be added to the M&M Space and the Sub-Sublandlord Expansion Space would be retained by the Sub-Sublandlord, unless Sublandlord elected not to retain the Sub-Sublandlord Expansion Space and make it available to Sub-Subtenant.

         WHEREAS, Sub-Sublandlord does not desire to retain the Sub-Sublandlord Expansion Space and the Sub-Subtenant desires to (a) add the M&M Expansion Space and the Sub-Sublandlord Expansion Space to the M&M Space; and (b) to amend the Sub-Sublease in the manner hereinafter set forth.

         NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agrees as follows:

         1. All capitalized terms used herein, and not otherwise defined herein, shall have the meanings ascribed to them in the Sub-Sublease.

         2.    A.   The entire BOI Space, marked as the "Additional Space" on
EXHIBIT A annexed hereto and made a part hereof (the "Additional Space") is, from and after the Additional Space Commencement Date (as hereinafter defined) added to and shall form a part of the M&M Space with the same force and effect as if originally demised under the Sub-Sublease and, from and after the Additional Space Commencement Date, the term "M&M Space", as used in the Sub-


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Sublease, shall include the Additional Space. Notwithstanding any contrary or inconsistent provision contained herein or in the Sub-Sublease, Sub-Sublandlord, at all times during the term of the Sub-Sublease shall have unrestricted access to those areas of the Additional Space utilized for the common services and facilities of the Building, such as mechanical rooms and stairways.

               B. Sub-Subtenant accepts the Additional Space in its "as is" condition.

               C. Sub-Subtenant, at Sub-Subtenant's sole cost and expense, shall take all actions required to design and construct all improvements necessary or desirable to permit Sub-Subtenant's use and occupancy of the Additional Space (the "Additional Space Fit-Up") in accordance with all Plans (the "Plans") to be approved by the parties hereto. Sub-Subtenant shall be responsible for the costs of all design services of such architects and engineers who have prepared the Plans. All additional property assessments and real estate taxes incurred by Sub-Sublandlord as a result of the Additional Space Fit-Up shall be billed to, and paid by, Sub-Subtenant as additional rent.

               D.   The "Additional Space Commencement Date" shall be
April 1, 2000.

               E. This Amendment shall not be effective until such time as a counterpart or reproduced copy of this Amendment shall have first been delivered to the Coca-Cola Bottling Company of New York, Inc. ("Coke") in accordance with the Sublease Agreement by and between Sub-Sublandlord and Coke dated as of March 18, 1996.

         3. Effective upon the Additional Space Commencement Date, provided the condition set forth in Paragraph 3E has been satisfied, the Sub-Sublease is hereby amended in the following respects:

               A. Section 3 of the Sub-Sublease is amended to provide that Sub-Subtenant's Pro-Rata Share shall be 47.3%.

               B. Section 4 of the Sub-Sublease is modified and amended to provide that Sub-Subtenant's Security Deposit shall be increased from $37,082.51 to $46,733.412 and such amount shall for all purposes under the Sub-Sublease be "Sub-Subtenant's Security Deposit".

               C. Sub-Sublandlord and Sub-Subtenant agree that, for purposes of Section 13 of the Sub-Sublease, Sub-Subtenant's Pro-Rata Share of the indoor parking spaces shall be twenty-seven (27) spaces.

               D. Sub-Sublandlord waives and releases its right to retain the Sub-Sublandlord Expansion Space as set forth in Section 14 of the Sub-Sublease.

         4. Sub-Sublandlord and Sub-Subtenant each represent to the other that they have dealt with no broker or brokers in connection with this Amendment. Sub-Sublandlord and Sub-Subtenant each hereby agree to indemnify and hold the other harmless from any and all loss, cost, claim, damage or expense (including, without limitation, reasonable attorneys' fees and




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disbursements) incurred by the other and arising out of any inaccuracy or alleged inaccuracy of the above representation made by the indemnifying party.

         5. Except as expressly amended herein, the Sub-Sublease is in all respects, confirmed, ratified and approved and is on the date of this Amendment, subject to the terms thereof, in full force and effect and, to the best knowledge of each of Sub-Sublandlord and Sub-Subtenant on the date hereof, there are defaults by either party under the Sub-Sublease.

         IN WITNESS WHEREOF, Sub-Sublandlord and Sub-Subtenant have duly executed this Amendment of Sub-Sublease as of the day and year first above written.


                                         RISK CAPITAL REINSURANCE COMPANY


                                         By: /s/ LOUIS T. PETRILLO
                                            --------------------------------
                                            Vice President


                                         MARSH & McLENNAN CAPITAL, INC.


                                         By: /s/ RICHARD GOLDMAN
                                            --------------------------------
                                            Principle and Financial Director




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STATE OF CONNECTICUT )
                     )  ss. GREENWICH
COUNTY OF FAIRFIELD  )


         On this 7th day of March, 2000, personally appeared, RISK CAPITAL REINSURANCE COMPANY, by Louis T. Petrillo, its Vice President hereunto duly authorized, who acknowledged that he/she signed, sealed and delivered the above and foregoing instrument as his/her free act and deed, and the free act and deed of said corporation, for the purposes therein stated, before me.


                                        /s/ LISA M. MORRISSEY
                                        -----------------------------------
                                        Notary Public
                                        Commissioner of the Superior Court
                                        My Commission Expires: May 31, 2003
                                                               ------------


STATE OF CONNECTICUT )
                     )  ss. GREENWICH
COUNTY OF FAIRFIELD  )

         On this 13th day of April, 2000, personally appeared, MARSH & McLENNAN CAPITAL INC., by Richard A. Goldman, its Principle and Financial Director hereunto duly authorized, who acknowledged that he/she signed, sealed and delivered the above and foregoing instrument as his/her free act and deed, and the free act and deed of said corporation, for the purposes therein stated, before me.


                                        /s/ SANDRA A. SANDLOCK
                                        ----------------------------------------
                                        Notary Public
                                        Commissioner of the Superior Court
                                        My Commission Expires: February 28, 2004
                                                               -----------------




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